EXHIBIT 21



                       SUBSIDIARIES OF THE REGISTRANT


                                                             Status as of
              Name                       Incorporation   December 31, 1998(6)
--------------------------------------   -------------   --------------------

Wisconsin Public Service
  Corporation (1)                         Wisconsin              Active

WPS Leasing, Inc. (2)                     Wisconsin              Active

WPS Energy Services, Inc. (1)             Wisconsin              Active

WPS Power Development, Inc. (1)           Wisconsin              Active

WPS Visions, Inc. (1)                     Wisconsin              Active

PDI Operations, Inc. (3)                  Wisconsin              Active

PDI Stoneman, Inc. (3)                    Wisconsin              Active

Upper Peninsula Power Company (1)         Michigan               Active

Upper Peninsula Building
  Development Company (1)                 Michigan               Active

Penvest, Inc. (1)                         Michigan               Active

Wisconsin Woodgas LLC (3)                 Wisconsin              Active

PDI New England, Inc. (3)                 Wisconsin              Active

PDI Canada, Inc. (3)                      Wisconsin              Active

Mid-American Power, LLC (4)               Wisconsin              Active

ECO Coal Pelletization #12, LLC (5)       Wisconsin             Active

WPSR Capital Trust I (1)                  Delaware              Active

----------------
(1)  Wholly-owned subsidiary of WPS Resources Corporation.
(2)  Wholly-owned subsidiary of Wisconsin Public Service Corporation.
(3)  Wholly-owned subsidiary of WPS Power Development, Inc.
(4)  PDI Stoneman, Inc. owns 66-2/3% of this subsidiary.
(5)  WPS Power Development, Inc. owns 66-2/3% of this subsidiary.
(6)  WPS Resources Capital Corporation, a wholly-owned subsidiary of
     WPS Resources Corporation, was formed on January 12, 1999 and became the parent of WPS Energy Services, Inc. and WPS Power Development, Inc. Additionally, WPS Nuclear Corporation, a wholly-owned subsidiary of WPS Resources Corporation, was formed on February 23, 1999.

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